As filed with the U.S. Securities and Exchange Commission on August 10, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHARDAN NEXTECH ACQUISITION 2 CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1873463
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17 State Street, 21st Floor

New York, NY 10004

(646) 465-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonas Grossman

Chief Executive Officer

17 State Street, 21st Floor

New York, NY 10004

(646) 465-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ari Edelman, Esq. C. Craig Lilly, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 (212) 521-5400 (212) 521-5450 — Facsimile	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, VA 22102 (703) 749-1300 (703) 749-1301 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254010

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value and three-quarters of one redeemable warrant entitling the holder to purchase one share of common stock(2)	1,150,000	$10.00	$11,500,000	$1,254.65
Shares of common stock, $0.0001 par value, included as part of the units(3)	1,150,000	—	—	—(4)
Redeemable warrants included as part of the units(3)	862,500	—	—	—(4)
Shares of common stock underlying the redeemable warrants included as part of the units	862,500	11.50	9,918,750	1,082.14(5)
Total			$21,418,750.00	$2,336.79(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-254010).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Calculated pursuant to Rule 457(g), based on the exercise price of the warrants.
(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $115,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-254010), which was declared effective by the Securities and Exchange Commission on August 10, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $11,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Chardan NexTech Acquisition 2 Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254010) (the “Prior Registration Statement”), initially filed by the Registrant on March 8, 2021 and declared effective by the Securities and Exchange Commission on August 10, 2021. This Registration Statement covers the registration of an additional 1,150,000 of the Registrant’s units, each consisting of one share of common stock, $0.001 par value per share, and three-quarters of one warrant, each whole warrant entitling the holder thereof to purchase one share of common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 11, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 11, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Reed Smith LLP. (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page to the Registrant’s Prior Registration Statement (File No. 333-254010) filed on March 8, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th of August, 2021.

CHARDAN NEXTECH ACQUISITION 2 CORP.

By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jonas Grossman	Chief Executive Officer, President, Secretary,	August 10, 2021
Jonas Grossman	Treasurer and Director (Principal executive officer)

/s/ Alex Weil	Chief Financial Officer	August 10, 2021
Alex Weil	(Principal financial and accounting officer)

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